Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-255421, 333-192185, 333-205084, 333-219380, and 333-231370 on Form S-8 of our reports dated February 23, 2022 relating to the financial statements of The ODP Corporation and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the fiscal year ended December 25, 2021.

/s/ DELOITTE & TOUCHE LLP

Certified Public Accountants

Boca Raton, Florida

February 23, 2022